UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2005

Artisoft, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Cambridge Center, Cambridge, Massachusetts	02142

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 354-0600

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 20, 2005, John P. Ward, a member of the Registrant’s Board of Directors (the “Board”) and Compensation Committee, provided notice to the Company that he was resigning from both positions effective October 20, 2005. Mr. Ward was originally elected as a director on the Board as a designee of M/C Venture Partners pursuant to the terms of that certain Stock Purchase Agreement dated September 28, 2005 (the “Stock Purchase Agreement”), between the Registrant and certain investors.

On October 20, 2005, at a meeting of the Board (the “Board Meeting”), John W. Watkins was elected as a director on the Board to fill the vacant director position created by the resignation of Mr. Ward, to serve in that capacity until the 2006 Annual Meeting of Stockholders. Mr. Watkins was elected as a director on the Board as a designee of M/C Venture Partners pursuant to the terms of the Stock Purchase Agreement. Mr. Watkins was also appointed to the Compensation Committee of the Registrant at the Board Meeting in order to fill the vacant Compensation Committee position created by the resignation of Mr. Ward.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISOFT, INC.

Date: October 24, 2005	By:	/s/ Duncan G. Perry
Duncan G. Perry
Chief Financial Officer